Exhibit 99.1

CleanTech Biofuels’ Technology for Converting Municipal Solid Waste to Cellulosic Biomass Feedstock Receives U.S. Patent

St. Louis, MO., July 8, 2010 — CleanTech Biofuels, Inc. (Other OTC: CLTH), an early stage provider of cellulosic biomass feedstock derived from municipal solid waste (MSW) for renewable energy and bio-based chemical production, is pleased to announced that the United States Patent and Trademark Office recently issued US patent number 7,745,208 to its process and apparatus for converting MSW into cellulosic biomass feedstock, known collectively as the Biomass Recovery Process.

The Biomass Recovery Process is carried out by the angled reaction vessel, which uses steam and pressure to clean and separate MSW into recyclables and lignocellulosic biomass feedstock.

CleanTech has exclusive rights to the Biomass Recovery Process in the United States and Canada. Such technology rights are subject to CleanTech’s exclusive licensing agreement with Biomass North America LLC.

“The issuance of this patent strengthens our intellectual property portfolio and puts our Company in a strong position to become a leading feedstock supplier to the renewable energy and bio-based chemical industries.,” said Ed Hennessey, CEO of CleanTech Biofuels, Inc. “The consolidation of our intellectual property combined with the recently announced pilot project at Fiberight’s cellulosic ethanol plant, which we believe will further validate our Biomass Recovery Process, are significant milestones as we move to bring combined waste-to-energy systems to municipalities, solid waste haulers, and operators of solid waste landfills and transfer stations.”

About CleanTech Biofuels, Inc.

CleanTech Biofuels, Inc. is an early-stage company offering cities, waste haulers and landfill operators its technology for processing garbage into high-quality cellulosic biomass for renewable power and biofuel production, while achieving single-stream recycling.

Safe Harbor Statement

This news release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The risks and uncertainties that may affect the operations, performance development, and results of the Company’s business include but are not limited to fluctuations in financial results, availability and customer acceptance of our products and services, the impact of competitive products, services and pricing, general market trends and conditions, and other risks detailed in the Company’s SEC reports.

Contact Information
Company Contact:
CleanTech Biofuels, Inc.
Ed Hennessey
314.802.8670
info@cleantechbiofuels.net
http://www.cleantechbiofuels.nethttp://www.cleantechbiofuels.net

Investor Contact:
Lippert Heilshorn& Associates, Inc.
Jody Burfening
212-838-3777
agibbons@lhai.com